Exhibit 10.76

CONFIDENTIAL TREATMENT

Settlement Agreement

This SETTLEMENT AGREEMENT (this “Agreement”) is entered into as of December 19, 2006 (“Execution Date”) by and among AUTOBYTEL INC., a Delaware corporation, having a place of business in Irvine, California (“Autobytel”), THE COBALT GROUP, INC., a Delaware corporation, having a place of business in Seattle, Washington (“Cobalt”), DEALIX CORPORATION, a California corporation having a place of business in Redwood City, California (“Dealix”), and solely for purposes of Sections 4.5, 8.1, and 8.3 through 8.11 and the guaranty made in Section 9, WP EQUITY PARTNERS, INC., a Delaware corporation having a place of business in New York, New York (“Warburg”). As used herein, Autobytel, Cobalt, and Dealix are referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Autobytel owns U.S. Patent No. 6,282,517 titled “Real Time Communication of Purchase Requests” (the “Autobytel Patent”);

WHEREAS, Autobytel has filed a claim against Dealix, a wholly-owned subsidiary of Cobalt, alleging infringement of the Autobytel Patent in an action titled Autobytel, Inc. v. Dealix Corporation in the United States District Court for the Eastern District of Texas, Marshall Division (Case No. 2:04-cv-338 (LED)) (the “Litigation”);

WHEREAS, Dealix has filed counterclaims in the Litigation claiming, among others, that the Autobytel Patent is invalid, unenforceable, and not infringed by Dealix (the “Dealix Claims”); and

WHEREAS, the Parties have agreed to settle the Litigation under the terms and conditions of this Agreement;

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree and Warburg hereby agrees for purposes of the sections indicated above as follows:

AGREEMENT

1.	DEFINITIONS. As used in this Agreement:

1.1 “ABT Patents” means all patents and patent applications of Autobytel and its subsidiaries (U.S. and foreign) owned as of the Term Sheet Date or that claim priority to the Term Sheet Date or a date prior to the Term Sheet Date.

1.2 “Affiliate” of a Party means any person or entity that directly or indirectly controls, is controlled by, or is under common control with such Party, where “control” means ownership of fifty percent (50%) or more of the outstanding voting securities, but only as long as such person or entity meets these requirements.

CONFIDENTIAL TREATMENT

1.3 “Cobalt and Dealix Patents” means all patents and patent applications of Cobalt, Dealix and their respective subsidiaries (U.S. and foreign) owned as of the Term Sheet Date or that claim priority to the Term Sheet Date or a date prior to the Tem Sheet Date.

1.4 “Licensee” has the meaning set forth in Section 4.1, but shall only include wholly-owned subsidiaries of Dealix or Cobalt during the time they are wholly-owned by Dealix or Cobalt.

1.5 “Term Sheet Date” means November 13, 2006, when the Parties signed a term sheet for this Agreement.

1.6 “Transportation” means any mode of transportation such as, but not limited to, cars, trucks, motorcycles, boats, yachts, RVs, planes, trains, ATVs, and also includes attendant services such as financing, parts, accessories, industry-specific employment, and industry-specific education.

2.	RELEASE

2.1 Release by Autobytel. Subject to the full and timely payment of the fees referenced in Section 6, Autobytel, on behalf of itself and its subsidiaries existing on the Execution Date and their respective predecessors, successors, and assigns, releases and discharges Dealix and Cobalt, and their subsidiaries existing on the Execution Date, their predecessors, successors, and assigns, and their directors and officers from any and all claims, demands, liabilities, rights of action, costs, expenses, and damages of whatever kind and nature, whether now known or unknown, from the beginning of time through and including the Effective Date, arising out of or relating to claims made by, or which could have been made by, Autobytel or its subsidiaries existing on the Execution Date against Dealix or Cobalt or their subsidiaries existing on the Execution Date, including without limitation claims asserted in the Litigation. Autobytel waives all rights under Section 1542 of the California Civil Code, and any law or legal principle of similar effect in any jurisdiction, as such rights may relate to any claims referenced in this Section.

2.2 Release by Dealix and Cobalt. Dealix and Cobalt, each on behalf of itself and its respective subsidiaries existing on the Execution Date and their respective predecessors, successors, and assigns releases and discharges Autobytel and Autobytel’s subsidiaries existing on the Execution Date, their predecessors, successors, and assigns and their directors and officers from any and all claims, demands, liabilities, rights of action, costs, expenses, and damages of whatever kind and nature, whether now known or unknown, from the beginning of time through and including the Effective Date, arising out of or relating to claims made by, or which could have been made by, Dealix or Cobalt or their subsidiaries existing on the Execution Date, against Autobytel or its subsidiaries existing on the Execution Date, including without limitation the Dealix Claims. Dealix and Cobalt waive all rights under Section 1542 of the California Civil Code, and any law or legal principle of similar effect in any jurisdiction, as such rights may relate to any claims referenced in this Section.

2.3 Section 1542. Each Party acknowledges that it has consulted with legal counsel regarding the import of Section 1542 of the California Civil Code, which provides as follows:

CONFIDENTIAL TREATMENT

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

3.	DISMISSAL OF LITIGATION

3.1 Filing of Stipulated Dismissal With Prejudice. The Parties agree to dismiss the Litigation with prejudice by executing and submitting a Dismissal with Prejudice in the form attached as Exhibit A (the “Stipulated Dismissal”) within five (5) business days after the payment of the Initial Payment (defined in Section 6.1(a) below). Each Party will use its best efforts to obtain the Court’s approval of the Stipulated Dismissal and this Agreement. This Agreement will be effective on the date that the Court so approves the Stipulated Dismissal and this Agreement (the “Effective Date”).

3.2 No Admission of Wrongdoing. The Parties agree that they have entered into this Agreement to resolve disputed claims and avoid the uncertainty and expense of further litigation and that entering into this Agreement is not, and shall not be construed as an admission of liability or wrongdoing by any of the Parties hereto.

4.	LICENSE

4.1 License Grant. Autobytel hereby grants to Dealix and Cobalt and their wholly-owned subsidiaries existing as of Term Sheet Date and acquired thereafter (collectively, “Licensee”) a worldwide, non-transferable, non-exclusive license (without the right to sublicense) under the ABT Patents to make, have made, use, sell, offer for sale, and import, with respect to the first twelve (12) months after the Effective Date, Transportation products and services, and thereafter, any products and services without industry limitation, provided that the license granted herein for subsidiaries acquired after the Term Sheet Date shall not extend to periods prior to the date of Dealix’s or Cobalt’s acquisition of such subsidiaries.

4.2 ****************. The license granted to Licensee under Section 4.1 shall extend to , but **************** of *****************and ************ of *********** or ***************************** or ****************** to ****** of ****** or ******. The intended scope of the license granted pursuant to this provision is demonstrated by the following examples:

(a) If a *************** is********************, the license ****************** would ***** to ******************** of the ****. However, *********** is ****************** in a ************** from *****, the ********** to ****** would ************************** of the ***********, to the ****************, and *********** on ******, would ********************* of ***********.

(b) If *************** a ****************************, the ************* to **************************** or ******* of ***************. The *************, however, ***** the ************* of ****************************** to ************ than *******.

CONFIDENTIAL TREATMENT

(c) If ****************** a *** from *****, the ******************************** of ********* for **********, ********************* to *******. The **************, however, ***** to *************** or ** of *************************.

4.3 ***************. Except as provided in this Section 4.3, the *************** to ********************* to ******************** not *********: (i) ****** is ********** the ******* of ************************************************************* or ***** on ******************** and ****************; or (ii) such ********** by ************** for the *********** of ************** to ************* of an ******. To *************** of **************** that are ************************** by **** as of the ************, such **************** be ****************** for a ************************ a ******* to ************** of the ********. As to ************* of *************, the ************* to such **** pursuant to ********************* with respect to the ******************* are **************** to the ********** or ********* to the **************** of such ********, whether by *******************, provided that the *********************************** and the ******************************:

(a) **************************************** for a *********** pursuant to which *********** as the ********** of ************* to a ******** of **************** and either:

(i) ************** or **** the **** from such *********** for *************;

(ii) ************** the ******** such ********* to ************* or *********************** for the ***** of the *******, but ****** to the ******************* or ********* either ****** or ************* to **********************; or

(iii) ********** the ****** on behalf of an *********************** and ****************, but *** to the extent that the **************** of **************** by ******** and ****** is **************** to a ************* of such *** for *****************. The **** shall ****** to ************ of such **********.

(b) ****** provides *************** to ******** to the extent ***************** to **** of *************** by ****************** and *************** to ************* of *********.

For avoidance of doubt, the license ****************** not *** (A) where **************** a ****************** to be **** to ************** and then **************** to the ******* for ************ of **************** to *************** or (B) where ************* the ************ for a ********* for a ** that is ***** in ********** the ************ for ****************** where ************ is ******** to the ********* of ********** of the ************* rather than *************** elements.

CONFIDENTIAL TREATMENT

4.4 Termination of License. Subject to Section 4.5, the license granted to Licensee shall terminate if and only if Autobytel fails to receive payment from either Dealix or Warburg or Licensee breaches Section 5.

4.5 Termination Notice. Any termination right hereunder by a Party shall be effective after notice to the other Party and/or Warburg, as applicable, and an opportunity to cure the event or circumstance triggering the termination right, which cure period shall be ten (10) business days in the case of monetary breaches and thirty (30) days in the case of non-monetary breaches or events.

4.6 Sublicense. Licensee shall not have the right to grant sublicenses under ABT Patents.

4.7 ***************. To the extent that ***************** the ***************************** any other ********* by ******** or which *********** has **************, Autobytel ************** not to *************** on such ***************.

4.8 *************. The license to ******* ********* to *************** and ************** to any ******, *******, or other ***************** or ************** or ***** after the *************, except as provided herein. ****** any ******, ******, or ***************** or **************** after the **************, Autobytel *************** a ********************* of the ****************** any ********************* but *** as ************ of the ***************** that *** not *********************** to *********************.

5. NON ASSERT. Dealix and Cobalt agree that neither entity nor any of its subsidiaries will assert any claim of infringement of any Dealix and Cobalt Patents against (i) Autobytel or any of its Affiliates based on activities by such entities, including the practice of any method or manufacture, use, sale, offer for sale, or importation of any product or service, (ii) any suppliers of Autobytel or any of its Affiliates based on their supply of any products or services to Autobytel or Autobytel’s Affiliates, or (iii) any customers of Autobytel or its Affiliates based on such customer’s purchase and use of any products or services acquired from Autobytel or its Affiliates, in each case occurring on or prior to the later of (a) six months after the Execution Date and (b) the date upon which Autobytel has been paid in full hereunder, even if Autobytel is paid earlier than required under Section 6.1(a) and (b) (“Non-Assert Period”); provided that the Non-Assert Period shall terminate upon the filing of any claim by Autobytel against Cobalt or Dealix other than a lawsuit exclusively relating to the enforcement of this Agreement or counterclaims made by Autobytel in a lawsuit brought by Cobalt or Dealix. For the period terminating November 15, 2007, Autobytel agrees not to assert patent infringement claims against AutoTrader.com, LLC (“AutoTrader”) based in any part on AutoTrader’s use of Dealix’s services.

6.	PAYMENT

6.1 Settlement Fees. Dealix will pay Autobytel settlement fees of twenty million dollars ($20,000,000) payable as follows:

CONFIDENTIAL TREATMENT

(a) Twelve million dollars ($12,000,000) (the “Initial Payment”) shall be payable within one hundred twenty (120) days of the Term Sheet Date; and

(b) Two million six hundred sixty-six thousand six hundred sixty-six dollars and sixty-seven cents ($2,666,666.67) shall be payable on each annual anniversary of the earlier of the date the Initial Payment is made or one hundred twenty (120) days after Term Sheet Date for a total of eight million dollars ($8,000,000) of additional payments.

(c) Notwithstanding the foregoing, within ten (10) days after an initial public offering of any equity security of Cobalt or Dealix or an acquisition thereof of either entity via merger, consolidation, stock sale, or sale of all or substantially all of either entity’s assets, all unpaid fees shall become due and payable immediately, provided that an internal reorganization or reincorporation of Dealix or Cobalt shall be excepted from the foregoing.

6.2 Method of Payment. All payments shall be made in immediately available funds to Autobytel via wire transfer as specified below:

Deposit Name—Autobytel.com

Checking Acct #—4644-915357

Bank Routing #—ABA # 121000248

Bank Name—Wells Fargo

Bank Address – 420 Montgomery Street, San Francisco, CA 94104

7.	REPRESENTATIONS AND WARRANTIES

7.1 Power and Authority. Each of the Parties and Warburg, represents and warrants that: (i) it has full right, power, and authority to enter into this Agreement and to perform its obligations and duties under this Agreement; (ii) the performance of such obligations and duties does not and will not conflict with or result in a breach of any other agreements to which it is a party or any judgment, order, or decree by which it is bound; and (iii) it has taken all necessary corporate actions to enter into this Agreement, and it has duly executed and delivered this Agreement; and (iv) this Agreement (assuming it has been duly executed and delivered by the other Parties hereto and Warburg) constitutes a legal, valid, and binding obligation of such Party or Warburg, as the case may be, subject to applicable bankruptcy laws.

7.2 General Disclaimers. THE EXPRESS WARRANTIES SET FORTH IN SECTION 7.1 ARE THE ONLY WARRANTIES MADE BY EITHER PARTY OR WARBURG IN CONNECTION WITH THIS AGREEMENT AND ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS, IMPLIED, OR STATUTORY.

8.	GENERAL

8.1 Disclosure of the Agreement. Dealix, Cobalt, and Warburg acknowledge that (i) Autobytel must publicly disclose in its public filings with the Securities and Exchange Commission (“SEC”) the existence of this Agreement relating to the resolution of the Litigation and the material terms of this Agreement, and (ii) in connection with Autobytel’s next due quarterly or annual public report, as applicable, Autobytel must file this Agreement as an exhibit to such filing with the SEC. Autobytel will have additional disclosure obligations with respect to this Agreement if it is amended or there is a change in circumstance relating to this Agreement.

CONFIDENTIAL TREATMENT

8.2 Press Release. The Parties will issue a joint press release announcing the execution of this Agreement. The Parties may make other public statements required of them by law and consistent with their respective past practice of holding investor calls and conferences and responding to investor inquiries. Those public statements should be consistent with any joint press releases and disclosures made in filings made with the SEC.

8.3 Notice. Any notice, approval, authorization, consent, or other communication required or permitted to be delivered to any Party or Warburg under this Agreement must be in writing and will be deemed properly delivered, given, and received (i) when delivered by hand, or (ii) one (1) business day after it is sent by nationally recognized overnight courier or express delivery service as evidenced by receipt of such courier or service or (iii) on the date of facsimile transmission as evidenced by sending machine to the address or facsimile number set forth beneath the name of such Party or Warburg below (or to such other address or facsimile number as such Party or Warburg may have specified in a written notice to the other Parties):

If to Autobytel, to:	If to Dealix, to:

Autobytel Inc. 18872 MacArthur Boulevard Irvine, CA 92612-1400 Fax No.: (949) 862-1323 Attn: Legal Department	Dealix Corporation 720 Bay Road, Suite 200 Redwood City, CA 94063-2469 Fax No.: (650) 599-5501 Attn: Legal Department

If to Cobalt, to:

The Cobalt Group, Inc. 2200 First Ave S, Suite 400 Seattle, WA 98134 Fax No.: (206) 269-6350 Attn: Legal Department

With a copy to:	With a copy to:

Paul, Hastings, Janofsky & Walker LLP 3579 Valley Centre Drive San Diego, CA 92130 Fax No.: (858) 720-2555 Attention: Douglas E. Olson	Susman Godfrey LLP 1000 Louisiana Street, Suite 5100 Houston, TX 77002-5096 Fax No.: (713) 654-6666 Attention: Neal S. Manne

If to Warburg, to:

WP Equity Partners, Inc. 466 Lexington Avenue New York, NY 10017 Fax No.: (212) 922-0933 Attn: Scott Arenare

8.4 Governing Law; Venue. This Agreement will be construed in accordance with and governed in all respects by the laws of the State of Texas without regard to any conflicts of

CONFIDENTIAL TREATMENT

law principles which would result in application of laws of any other jurisdiction. Any legal action or other legal proceeding relating to this Agreement, the subject matter thereof or the enforcement of any provision of this Agreement may only be brought or otherwise commenced in the federal court located in the Eastern District of Texas, Marshall Division. Each Party and Warburg expressly and irrevocably consents and submits to the jurisdiction of such federal court (and appellate court thereof in connection with any such legal proceeding).

8.5 Assignment. Neither Party may assign any rights or obligations under this Agreement without the prior written consent of the other Parties, except, subject to Section 4.8, either Party may assign this entire Agreement in connection with the sale of all or substantially all of the assigning Party’s business or assets, whether by merger, sales of assets, or sale of stock, provided that the assignee agrees to be bound by all of the terms and conditions of this Agreement in writing. Warburg may not assign its obligations under this Agreement without the prior written consent of Autobytel, except in connection with the sale of all or substantially all of Warburg’s business or assets, whether by merger, sale of assets, or sale of stock, provided that the assignee agrees to be bound by Warburg’s obligations in this Agreement in writing, and the entity acquiring or merging with Warburg is at least as creditworthy as Warburg prior to such acquisition or merger. Any assignment of this Agreement or rights or obligations under this Agreement by any Party or Warburg in violation of the foregoing will be null and void.

8.6 Waiver. All waivers must be in writing and signed by an authorized representative of the Party to be charged and, to the extent applicable, Warburg. Any waiver or failure to enforce any provision of this Agreement on one occasion will not be deemed a waiver of any other provision or of such provision on any other occasion.

8.7 Severability. If any provision of this Agreement is unenforceable, such provision will be changed and interpreted to accomplish the objectives of such provision to the greatest extent possible under applicable law and the remaining provisions will continue in full force and effect.

8.8 Independent Contractors. This Agreement is not intended to establish any partnership, joint venture, agency, or other relationship between the Parties or with Warburg, except that of independent contractors.

8.9 Construction. The section headings in this Agreement are for convenience of reference only, will not be deemed to be a part of this Agreement, and will not be referred to in connection with the construction or interpretation of this Agreement. Any rule of construction to the effect that ambiguities are to be resolved against the drafting Party will not be used against either Party in the construction or interpretation of this Agreement. As used in this Agreement, the words “include” and “including,” and variations thereof, will not be deemed to be terms of limitation, but rather will be deemed to be followed by the words “without limitation.” All references in this Agreement to “Sections” are intended to refer to Sections of this Agreement.

8.10 Counterparts. This Agreement may be executed in several counterparts, each of which will constitute an original and all of which, when taken together, will constitute one agreement.

8.11 Entire Agreement. This Agreement sets forth the entire understanding of the Parties and Warburg relating to the subject matter hereof and supersedes all prior agreements and

CONFIDENTIAL TREATMENT

understandings between the Parties and Warburg relating to the subject matter hereof, including the term sheet dated November 13, 2006, but excluding the Protective Order dated May 2, 2005 entered into in the Litigation. This Agreement may not be amended, modified, altered, or supplemented other than by means of a written instrument duly executed and delivered on behalf of all Parties and, to the extent applicable, Warburg.

9. WARBURG PINCUS GUARANTY. Warburg hereby unconditionally and irrevocably guarantees the full, due, and punctual payment and performance by Dealix of its payment amounts due under Section 6.1(b). This guaranty is an absolute guaranty of performance and payment and not just of collection. The obligations of Warburg under this guaranty are independent of the obligations of Dealix and are made by Warburg not as surety, and a separate action or actions may be brought against Warburg, whether or not action is brought against Dealix and whether or not Dealix is joined in any such action or actions. Notwithstanding the foregoing, Warburg, in its discretion and at any time, may satisfy the guaranty obligation by providing Autobytel with either (i) a guaranty in equal amount and upon substantially similar terms and conditions from a commercial bank with at least ten billion dollars ($10,000,000,000) in equity, or (ii) security in equal amount in the form of a letter of credit issued by a commercial bank with at least ten billion dollars ($10,000,000,000) in equity; provided that such letter of credit shall permit Autobytel to draw on the letter of credit solely upon its written certification to the bank that Dealix has defaulted in its obligations under Section 6 hereunder.

IN WITNESS WHEREOF, the Parties and Warburg, solely for Sections 4.5, 8.1 and 8.3 through 8.11 and 9, have executed this Agreement as of the Execution Date.

AUTOBYTEL INC.:		DEALIX CORPORATION:

By:	/s/ James Riesenbach	By:	/s/ John Holt
Name:	James Riesenbach	Name:	John Holt
Title:	CEO	Title:	President

WP EQUITY PARTNERS, INC.		THE COBALT GROUP, INC.

By:	/s/ Scott Arenare	By:	/s/ John Holt
Name:	Scott Arenare	Name:	John Holt
Title:	Managing Director	Title:	President & CEO

CONFIDENTIAL TREATMENT

EXHIBIT A

DISMISSAL WITH PREJUDICE

IN THE UNITED STATES DISTRICT COURT

FOR THE EASTERN DISTRICT OF TEXAS

MARSHALL DIVISION

AUTOBYTEL, INC.,	§

§

Plaintiff,	§

§

vs.	§	Civil Action No. 2:04-cv-338-LED

§

DEALIX CORPORATION,	§	JURY TRIAL DEMANDED

§

Defendant.	§

DISMISSAL WITH PREJUDICE

Plaintiff, Autobytel Inc. (“Autobytel”) and Defendant, Dealix Corporation. (“Dealix”) having agreed to settlement of the matter in issue between them by way of a settlement agreement between the parties, hereby dismiss with prejudice all claims, counterclaims, and defenses directed against each other in this action. Each party shall bear its own cost, expenses, and attorneys fees incurred herein.

Signed and ENTERED this      day of                     , 2007.

Judge Leonard E. Davis

CONFIDENTIAL TREATMENT

APPROVED AS TO FORM AND CONTENT:

McKOOL SMITH, P.C.	SUSMAN GODFREY LLP

By:	By:

Robert M. Manley, Attorney-in-Charge

Texas State Bar No. 00787955

rmanley@mckoolsmith.com

Kristi J. Thomas

Texas State Bar No. 24027909

kthomas@mckoolsmith.com

300 Crescent Court, Suite 1500

Dallas, TX 75201

Phone: (214) 978-4000

Fax: (214) 978-4044

Samuel F. Baxter

Texas State Bar No. 01938000

sbaxter@mckoolsmith.com

McKOOL SMITH, P.C.

P.O. Box O

505 E. Travis, Suite 105

Marshall, Texas 75670

Phone: (903) 927-2111

Fax: (903) 927-2622

Douglas E. Olson

dougolson@paulhastings.com

PAUL, HASTINGS, JANOFSKY &

WALKER LLP

3579 Valley Centre Drive

San Diego, CA 92130

Phone: (858) 720-2500

Fax: (858) 720-2555

ATTORNEYS FOR PLAINTIFF

AUTOBYTEL, INC.

Neal S. Manne, Attorney-in-Charge

Texas State Bar No. 12937980

nmanne@susmangodfrey.com

Max Tribble, Jr.

Texas State Bar No. 20213950

mtribble@susmangodfrey.com

Rita M. Irani

Texas State Bar No. 10409700

rirani@susmangodfrey.com

Brooke A. M. Taylor

State Bar No. 33190 (Washington)

btaylor@susmangodfrey.com

Michael P. Fritz

Texas State Bar No. 24036599

mfritz@susmangodfrey.com

Stephen F. Schlather

Texas State Bar No. 24007993

sschlather@susmangodfrey.com

1000 Louisiana Street, Suite 5100

Houston, TX 77002-5096

S. Calvin Capshaw

Texas State Bar No. 03783900

ccapshaw@mailbmc.com

BROWN & McCARROLL LLP

1127 Judson Road, Suite 220

Longview, TX 75601-5157

Phone: (903) 236-9800

Fax: (903) 236-8787

ATTORNEYS FOR DEFENDANT

DEALIX CORPORATION

2